UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of the earliest event reported)        November 21, 2008

______________________

FARO TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida	0-20381	59-3157093
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

125 Technology Park, Lake Mary, Florida	32746
(Address of Principal Executive Offices)	(Zip Code)

(407) 333-9911

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off−Balance Sheet Arrangement of a Registrant.

On November 21, 2008, FARO Technologies, Inc. (the “Company”) entered into a First Amendment (the “First Amendment”) to the Amended and Restated Loan Agreement, dated as of July 11, 2006, between the Company and SunTrust Bank (the “Loan Agreement”). The Loan Agreement provides for a revolving loan commitment of $30 million.

As described below, the Company announced on November 24, 2008 the approval of a share repurchase program for up to $30 million. The First Amendment provides that so long as no default or event of default (each as defined in the Loan Agreement) has occurred and is continuing or would result therefrom, the Company may make payments for the repurchase of outstanding capital stock of the Company in an aggregate amount not to exceed $50 million during the term of the Loan Agreement. The other material provisions of the Loan Agreement remain unchanged.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 8.01 Other Events

On November 24, 2008, the Company issued a press release announcing that its Board of Directors has approved a share repurchase program. Under the share repurchase program the Company is authorized to acquire up to $30 million of the Company’s common stock. Acquisitions for the share repurchase program will be made from time to time at prevailing prices as permitted by securities laws and other legal requirements, and subject to market conditions and other factors. The share repurchase program may be discontinued at any time. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.
(b)	Pro Forma Financial Information.

Not applicable.
(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

FARO Technologies, Inc.
(Registrant)

Date: November 24, 2008

	By:	/s/ Jay W. Freeland
Jay W.Freeland
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amendment to Amended and Restated Loan Agreement, dated November 21, 2008, between FARO Technologies, Inc. and SunTrust Bank

99.1	Press release issued by FARO Technologies, Inc. dated November 20, 2008